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                                                                    EXHIBIT 10.8

         1. PARTIES: THIS LEASE, is entered into on this _____ day of June, 1990, between SOBRATO INTERESTS, a California Limited Partnership, and INTEGRATED INFORMATION TECHNOLOGY, INC., a California Corporation, hereinafter called respectively Landlord and Tenant.

         2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

                  A part of that certain real property commonly known and designated 2441 Mission College Boulevard of 100,272 square feet ("Building") consisting of a part of the first floor totaling 42,450 square feet as outlined in red on Exhibit "A"; in a complex comprised of four buildings (including the Building) totaling 419,357 square feet ("Project").

         3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research, development, testing, light manufacturing, ancillary warehouse, and related legal uses.

         4. TERM AND RENTAL: The term shall be for eighty-four (84) months, commencing, as adjusted pursuant to paragraph 7, on the first day of October, 1990 ("Commencement Date"), and ending as adjusted pursuant to Paragraph 7 on the thirtieth day of September 1997 at the effective rent of $0.94 per square foot for a total rent or sum of Three Million Three Hundred Fifty-one Thousand Eight Hundred Fifty-Two and No/100 Dollars ($3,351,852.00), payable, without deduction or offset, in monthly installments of:

         10/1/90-9/30/91    $16,980.00 per month    $203,760.00    $0.40/sq.ft.
         10/1/91-9/20/92    $35,233.50 per month    $422,802.00    $0.83/sq.ft.
         10/1/92-9/30/93    $40,327.50 per month    $483,930.00    $0.95/sq.ft.
         10/1/93-9/30/94    $42,874.50 per month    $514,494.00    $1.01/sq.ft.
         10/1/94-9/30/95    $45,421.50 per month    $545,059.00    $1.07/sq.ft.
         10/1/95-9/30/96    $47,968.40 per month    $575,622.00    $1.13/sq.ft.
         10/1/96-9/30/97    $50,515.50 per month    $606,196.00    $1.19/sq.ft.

due on or before the full day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

         Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Sixteen Thousand Nine Hundred Eighty and No/100 Dollars ($16,980.00) as prepaid rent for the first month of the term.
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                  4.(a) Tenant shall be allowed to use the Premises prior to
October 1, 1990, at the rate to cover the utility charges only.

         5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant his deposited with Landlord the sum of Thirty-Five Thousand Two Hundred Thirty-Three and 50/100 Dollars ($35,233.50) as a security deposit. If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to payment of rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. Said deposit shall be returned to Tenant within thirty (30) days after the expiration of the term hereof less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

         In addition to the cash security deposit provided above, Tenant shall provide Landlord a lease guarantee ("Lease Guarantee"), in the initial amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). The Lease Guarantee shall be delivered to Landlord promptly after Lease execution.

         Upon the occurrence of any default by Tenant as defined in paragraph 24 of this Lease, Landlord shall be entitled to draw upon the Lease Guarantee to the extent necessary to cure such default. The Lease Guarantee shall be irrevocable, and shall be conditioned solely upon Landlord's certifying to the issuer thereof that a default exists under this Lease. Such Lease Guarantee shall provide for a schedule of reduction in the following amounts:

                  10/1/91-9/30/92           $425,000.00
                  10/1/92-9/30/93           $350,000.00
                  10/1/93-9/30/94           $275,000.00
                  10/1/94-9/30/95           $200,000.00
                  10/1/95-9/30/96           $125,000.00
                  10/1/96-9/30/97           $ 50,000.00

         6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due,

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Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

         7. CONSTRUCTION AND POSSESSION: The Tenant Improvements shall be constructed by independent contractors to be employed by and under the supervision of Landlord, as general contractor, in accordance with plans prepared by Dennis Kobza and Associates, to be attached as Exhibit "B" ("Working Drawings"). Landlord shall construct the Tenant Improvements in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

         Landlord shall be responsible for and shall pay the cost of the Tenant Improvements up to the amount of Four Hundred Eighty-Eight Thousand Four Hundred Five and No/100 Dollars ($488,405.00) ("Tenant Improvement Allowance"). In the event the cost of Tenant Improvements is less than the Tenant Improvement Allowance, the monthly rental under the f case shall be reduced at the rate of Fifteen Dollars ($15.00) per month for each One Thousand Dollars ($1,000.00) of the Tenant Improvement Allowance not used. The cost of the Tenant Improvements including fit-up of special areas shall include a fee of eight and one half percent (8.5%) to cover all Landlord's Costs and Expenses including but riot limited to: a field superintendent temporary on-site facilities; home office administration, supervision, and coordination; financing fees, and construction interest Landlord hereby guarantees that, under no circumstance, will the expense for Tenant Improvements exceed the said allowance without Tenant's prior approval Tenant shall have the right to approve the budget of the Tenant Improvements prior to the Landlord's contracting for the improvements. If the cost of the Tenant improvements exceed the Tenant Improvement Allowance by virtue of Tenant's written approval, Tenant shall pay for such excess costs in cash within thirty (30) days after Landlord has provided Tenant with evidence that Landlord's progress payments to subcontractors has exceeded said Tenant Improvement budget. All costs for Tenant Improvements shall be fully documented to and verified by Tenant. Anything to the contrary in the foregoing notwithstanding, Landlord shall provide Tenant with a list of contractors to whom Landlord proposes to let the contract for the Tenant Improvements to be constructed by Landlord hereunder. Tenant shall promptly notify Landlord of any reasonable objections to the use of any such contractor and shall also provide Landlord with the name of any contractor Tenant desires to have an opportunity to bid on the contract to construct the Tenant Improvements. Landlord will consult with Tenant in the final selection of a contractor and the letting of any contract to construct the Tenant Improvements. Tenant shall not unreasonably object to the selection of a contractor chosen by Landlord or the terms of the contract for the construction of the Tenant Improvements agreed to by Landlord.

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         Tenant, at Tenants expense, to supply Landlord with preliminary improvement information ("Preliminary Information") including one line drawings of Tenants wall layout electrical and air conditioning requirements by July 7, 1990. Based on this information, Landlord shall prepare the final working drawings ("Working Drawings") which shall be approved by both Landlord and Tenant In the event (i) Tenant fails to provide the Preliminary Information by July 7, 1990 or, (ii) Tenant makes any changes to the Working Drawings which cause Landlord's construction schedule to be delayed, the Commencement Date shall occur one (1) day in advance of Substantial Completion as defined below for each day of delay. If the delay is not caused by Tenant and is to be more than three (3) months after the originally scheduled date, Landlord shall notify the Tenant not later than the original schedule date and the Tenant shall have the right to terminate this Lease at Tenants option. In all events, Landlord shall provide Tenant will a minimum of two (2) weeks prior written notice of the Commencement Date of the Lease.

         If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the commencement of the said term, as hereinbefore specified,; and if Tenant has not terminated this Lease, Tenant shall be entitled to one(1) free day of rent for every day of delay. In that event the Commencement Date and termination date of the Lease and all other dates affected thereby in that event the Commencement Date and termination date of the Lease and all other dates affected thereby in that event the Commencement Date and termination date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. The term of the Lease shall not commence until substantial completion of the Premises occurs. "Substantial Completion" shall mean that: (i) all necessary governmental approvals, permits, consents, and certificates have been obtained by or for Landlord for the lawful construction by Landlord, and occupancy by Tenant, or said Premises, excluding work attributable to any special fit-up requested or required by Tenant, (ii) all of the Premises interior fully meet all of the Working Drawings, excluding Tenant's special fit-up, (iii) all of the Premises exterior substantially meets the applicable Working Drawings, including paved parking areas, and (iv) said interior is in a "broom clean" finished condition. If necessary, Landlord reserves the right to post a bond for the uncompleted portion of the landscaping.

         8. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and the other improvements in their present condition, except for a"punch list" delivered by Tenant to Landlord within five (5) business days after Tenant's entry onto the Premises. The Tenant agrees on the last day of the term hereof, or on the sooner termination of this Lease, to surrender the Premises unto Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the commencement of this Lease or to cause Tenant to surrender all alterations, additions, and improvements in place to Landlord. If Landlord shall so desire, then Tenant shall remove such alterations, additions, and improvements as Landlord may require and shall repair and

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restore said Premises or such part or parts thereof before the termination of this Lease at Tenants sole cost and expense. Tenant on or before the end of the term or sooner termination of this Lease, shall remove all his or its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

         9. USES PROHIBITED: Tenant shall not commit or suffer to be committed any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Buildings in which the Premises may be located or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any abnormal manner vibrate or shake the Premises or the Building of which it is a part, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

         10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any major alteration or addition to the said Premises, or any part thereof, without the written consent of Landlord first had and obtained, which consent will not be unreasonably withheld or delayed, based upon Tenants delivering to Landlord the proposed architectural and structural plans for all such alterations; any addition or alteration to the said Premises except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord unless otherwise agreed between Landlord and Tenant. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such alterations or additions, until three (3) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant acknowledges Landlord's right to and hereby consents to construction of additional Buildings and improvements in the Building, on the Land where the Building is situated, in the Project and on adjacent land owned by Landlord subject; always, to recalculation of Tenants Allocable share of Costs as set forth below. Anything to the contrary in the foregoing notwithstanding, Tenant shall have the right to make improvements or alterations to the Premises upon notice to Landlord if such alterations or improvements do not cause any major alteration to the appearance of the Building or any material alteration in the electrical, heating, air conditioning, ventilation or plumbing systems of the Building and, in any case, cost less than Twenty-Five Thousand and No/100 Dollars ($25,000.00).


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         11. LANDLORD'S AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:
Tenant agrees to reimburse Landlord for the reasonable expenses resulting from Landlords payment of Common Area Costs as defined in paragraph 1.1(a) incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Building or the Project. Tenant agrees to pay Tenants Allocable Share as defined in paragraph 1.1.(b) of the Common Area Costs, as additional rental, within thirty (30) days of written invoice from Landlord.

                  11.(A) COMMON AREA COSTS: For purposes of calculating Tenants Allocable Share of Building and of Project Costs, the term "Common Area Costs" shall mean all costs and expenses of the nature hereinafter described which am incurred in connection with ownership and operation of the Building or the Project in which the Premises are located, as the case may be not directly allocable to or payable by a single tenant in the Building or the Project, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. Common Area Costs shall not include any capital expenditures, except to the extent such expenditures benefit the occupants of the Project, Building, and Tenant during the term of the Lease and are amortized over the useful life of the property acquired or constructed as a result of such expenditure. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to, the following:

                           (i) Common area utilities, including water and power,
                  heating, lighting, air-conditioning, ventilating and Building utilities to the extent not separately metered and are not in an area separately rented out and are the located only in a common area;

                           (ii) All common area maintenance and service
                  agreements for the Building or the Project and the equipment therein including, without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exterior,

                           (iii) All insurance premiums and costs, including
                  without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if commercially available) insurance applicable to the Building or Project;

                           (iv) Repairs, replacements and general maintenance
                  (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant). This also includes the repairs and maintenance for the area which is common to the Premises and the floor above the Premises such as roof membrane and exterior walls, sidewalks, etc.;

                           (v) All real estate taxes, special assessment service
                  payments in lieu of taxes, excises, transit charges, housing fund assessment, levies, fees or charges and including any substitutes or additions thereto which may occur during the Term (and

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                  Renewal Terms, if any) of this lease which are assessed, or imposed by any public authority upon the Building or Project, the act of entering this Lease, the occupancy by Tenant, the rent provided for in this Term and including real estate tax increases due to a sale or transfer of the Building or the Project, in which the Premises are located, as such taxes are levied or appear on the City and County tax bills and assessment rolls. Nothing in the foregoing shall be construed to require Tenant to pay any taxes or other fees of the sort usually denominated as general income taxes by any federal, state, county or city governmental unit.

                           (vi) At a sum equal to eight and one-half percent
                  (8.5%) of all the above operating costs to reimburse Landlord for its supervisory, managerial, administration and collection services therewith.

         This shall be a Net Lease and the Rental shall be paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by mews of periodic payment of Tenants Allocable Share of Building and/or Project Costs are intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

                  11.(B) TENANT'S ALLOCABLE SHARE: For purposes of prorating Common Area Costs which Tenant shall pay, Tenant's Allocable Share of Building Costs is computed by multiplying the total Common Area Costs for services shared by the Building by a fraction, the numerator of which is the rentable square footage of the Building (excluding common areas). Tenant's Allocable Share of Project Costs shall be computed on a shared service by service basis, by multiplying the total Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Buildings in the Project which share the services. It is understood and agreed by Landlord and Tenant that Tenant's Allocable Share of Building Costs is 42.33% and of Project Costs is 10.12%. For all tax-related expenses, tenant's allocable share shall be 17.19% of the Parcel cost.

         It is understood and agreed that Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

         12. MAINTENANCE OF PREMISES: Except as provided in paragraph 11 Tenant shall at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof. including but not limited to, exterior walls, roof, glazing, sidewalks, parking plumbing, electrical and HVAC systems excluding those areas that have been designated as Common Areas in Paragraph 11.(a); and all the Tenant Interior Improvements in good and sanitary order, condition, and repair, ordinary wear and tear excepted. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for maintenance of all air conditioning and heating equipment with reasonable routine intervals at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the

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membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months, with the first inspection due the sixth
(6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. All vinyl wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl wall surfaces exclusively to V-joints. Landlord shall, at Landlords cost and expense, maintain and repair the exterior walls of the Building, the roof structure of the building, the structural components of the Building, except to the extent such repair and maintenance is the responsibility of Tenant under this Lease or some other provision of this Lease may excuse Landlord's performance form such duties on account of casualty or similar cause, and the Common Areas of the complex of which the Building is a part.

         13. HAZARD INSURANCE: Tenant shall not use, or permit said Premises, or any part thereof, to be used for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances. The Landlord agrees to purchase and keep in force fire, earthquake (if commercially available and/or required by Landlord's Lender), and extended coverage insurance covering the Premises in amounts not to exceed the actual insurable value of the Building, including the Premises, as determined by Landlord's insurance company's appraisers.

         In addition, Tenant agrees to insure its personal property, additions, alterations, and improvements for their full replacement value (without depreciation) and to obtain workers compensation and public liability and property damage insurance for occurrences within the Premises of $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty
(30) days' prior written notice to Landlord of any cancellation or termination. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks customarily insured against by reasonably prudent businesses in Tenant's industry located in the Santa Clara-San Jose area.

         Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises

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
or its contents, and which my arise from any risk covered by their respective insurance policies, as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

         14. TAXES: Tenant shall be liable for all taxes levied against personal property and/or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. If Tenant's Allocable Share of Taxes (based on square footage) is not consistent with the method used by the (county Tax Assessor, Landlord shall allocate based on the County's formula In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his program share of such or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord.

         15. UTILITIES: Except as provided in paragraph 11, Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises.

         16. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function property, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantabilty and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or its failure to furnish any of the foregoing except if such loss is due to Landlord's own intentional acts or omissions.

         17. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the term without Landlords approval; and if Tenant shall abandon, vacate or surrender said

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
Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned at the option of Landlord, except such property as may be mortgaged to Landlord.

         18. FREE FROM LIENS: Tenant shall keep the Premises and the Building in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.

         19. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Promises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

         20. TOXIC WASTE AND ENVIRONMENTAL DAMAGE: Without the prior written consent of Landlord, Tenant shall not bring, allow, use or permit upon the Premises, or generate or create at or emit or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of any such material & Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability, Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. Landlord shall, however, be responsible for damages directly caused by its own intentional acts and omissions and all costs and expenses, including reasonable attorney's fees, incurred in defending claims based upon them. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, grand, surface and ground water. Landlord's approval may be withheld in its reasonable judgement. Tenant further agrees to properly close the facility with regard to hazardous materials and obtain a Closure

Certificate from the local administering agency. Landlord represents and warrants that it knows of no claim, and knows of no basis of any claim by any governmental agency or other person that the Premises, the Building or the land under them are put of any toxic waste site, nuisance or are otherwise environmentally harmful. Landlord represents and warrants that it has taken no action of its own and knows of no action or omission of anyone else or of any condition of the, Premises, the Building, or the land and complex of which the Premises and the Building are a part, that could lead to such a claim in the future.

         21. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, ware and merchandise and all other personal property of any person, arising form the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

         22. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary sips, or any sips except temporary signs or small signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed. upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Landlord grants the right to Tenant, subject to approval by the City of Santa Clara to install an electrically lighted sip on the panel at the southwest corner of the Building facing Mission College Boulevard. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

         23. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgement

         24. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment request to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; b) The abandonment or vacation of the Premises by Tenant without Landlord's approval; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

                  24.(a) REMEDIES: In the event of any such default by Tenant then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligation sunder this Lease or which In the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rental due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

                  24.(b) RIGHT TO RE-ENTER: In the vent of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

                  24.(c) ABANDONMENT: In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 24.(b) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 24.(a) above, then the provisions of California Civil Code
Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord form such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

                  24(d) NO TERMINATION: No re-entry or taking possession of the Premises by Landlord pursuant to 24.(b) or 24.(c) of this Article 24 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.


         25. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building and Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

         26. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 24, 24 (a) (b) (c) and (d), the parties hereto agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) material term or condition of this Lease for three or more times during any twelve month period during the term hereof, then such conduct shall at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

         27. LANDLORD'S DEFAULT: In the event of Landlords failure to perform any of its covenants or agreements under this Term, Tenant shall give Landlord written notice of such failure and shall give Landlord the reasonable opportunity not more than thirty (30) days to cure such failure prior to any claim for breech or for damages resulting from such failure Tenant shall also have the right to deduct the cost to cure from the Rent in the event Landlord has not cured its default within the time period provided above.

         28. NOTICES: All notices required to be given under this Lease shall be sent by U.S. mail return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party.

         29. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to the permission and any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or the Building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said Building or for the purpose of renting additional buildings) and improvements in the Building, on the land where the Building is situated, in the Project, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required and Tenant shall be entitled to a reasonable Rent abatement when said interruption occurs; and Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any "For Sale" or "to lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

         30. DESTRUCTION OF PREMISES: In the event of a partial destruction of the Premises by an insured casualty during the said term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days, including receipt of all necessary governmental approvals, under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the said Premises in the mmnable judgement of Landlord. If such repairs cannot be made in one hundred eighty (180) days, Tenant, or Landlord may, at their option, terminate this Lease. For purposes of this paragraph 'partial destruction" shall mean destruction to the extent of one-third (1/3) of the Replacement Cost of the Premises including the Replacement Cost of Tenant's Interior Improvements paid for by Landlord, or less. In the event the Premises are more than partially destroyed, Landlord may elect to terminate this Lease or may proceed with repairs, this Lease continuing in full force and the rent to be proportionately reduced as aforesaid provided, however, that if such repairs are to take more than one-hundred eighty (180) days, Tenant may elect to terminate the Lease. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant. When a partial destruction of the Premises by an uninsured casualty, Landlord agrees to repair the damage at its own cost up to Two Hundred Fifty Thousand and No/100

Dollars ($250,000.00) for Tenant's portion of the Building. If such damage can not be repaired within one hundred eighty (180) days and within the specified cost, the Landlord or Tenant may then terminate this Lease.

In the event that the Building in which the Premises may be situated be destroyed to the extent of not less than 33-1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be inured or not. A total destruction of the Building in which the said Premises may be situated shall terminate this Lease at the option of Landlord or Tenant. In all events Landlord shall not be required to restore additions, alterations or improvements made by Tenant or replace Tenant's fixtures or personal property.

         31. ASSIGNMENT OR SUBLEASE: In the event Tenant desires to assign this Lease or any interest including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of ten (10) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, (ii) to permit Tenant to assign or sublet such space to the named assign subtenant on the terms and conditions set forth in the notice. If Landlord should fail to notify Tenant in writing of such election within said ten (10) business days period, Landlord shall be deemed to have elected option (ii) above. Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the Base Rental and Additional Rental payable hereunder (including an allocation of the purchase price attributable to Tenant's Leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Extra Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be delivered and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relive Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (a) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (b) from and after such date, the amount and Tenants allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rental area of the Premises remaining bears to the total rentable area of the Premises.

If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                  (a) In Landlord's reasonable judgement, the proposed assignee or subtenant is engaged in such a business, and the Premises, or the relevant part thereof, will be used in such a manner, that: (i) is limited to the use expressly permitted under this Lease; and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

                  (b) The proposed assignee or subtenant is a company with sufficient financial worth and management ability similar to that of the Tenant at the commencement of the Lease to undertake the responsibility involved, and Landlord has been furnished with reasonable proof thereof or the Tenant takes responsibility for the proposed assignee or subtenant in the case of default of the said subtenant or assignee;

                  (c) Neither (i) the proposed assignee or subtenant nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building or Project of which the Premises are part;

                  (d) The proposed sublease shall be in form reasonably satisfactory to Landlord;

                  (e) There shall not be more than two (2) subtenants of the Premises at any one time;

                  (f) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent in no case to be greater than One Thousand and No/100 Dollars ($1,000.00); and

                  (g) Tenant shall not have: (i) advertised or publicized in any way the availability of the Premises without prior notice to, and approval by, Landlord.

Any assignment or transfer shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any license, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenants Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Paragraph 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorney to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent security deposits or other defaults of the Tenant to the subtenant or assignee.

If Tenant is a corporation or partnership, all the above provisions shall apply to a transfer (by one or more transfers) of a majority of the stock of the corporation or the majority of ownership or control of the partnership, as if such transfer were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or partnership that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events: (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of
(x) the net worth of Tenant immediately prior to such transfer or (y) the net worth of Tenant herein named on the date of this Lease; and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

         32. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemn or purchaser, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking, but in such event Landlord or Tenant shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part of be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the

Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any alterations, additions or improvements made by Tenant. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

         33. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant's security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

         34. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect the leasehold or Tenant's rights hereunder.

         35. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlords knowledge of such preceding breach at the time of acceptance of such rent.

         36. HOLDING OVER: Any holding over after the termination or expiration of the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to the average of (i) one hundred thirty percent (130%) of the effective rent of the current term of the Lease, or (ii) the Fair Market Rental (as defined in paragraph 39). Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

         37. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         38. ESTOPPEL CERTIFICATES: Tenant shall at any time during the term of this Lease, upon not less than five (5) business days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) them are not uncured defaults in Landlord's performance. Tenant also agrees to provide when available up to three (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the premises with commercial lenders. As a condition of Tenant providing such financial statements, Landlord shall secure the written agreement of any such commercial lender to use the financial statements only for the purpose of evaluating the applied for financing and not to disclose the financial statements to any other person without the prior written consent of Tenant.

         39. OPTION TO EXTEND THE TERM: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the term of this Lease for an additional term (the "Option Term"), which Option Term shall be a period of sixty (60) months. The Option Term shall be exercised, if at all by written notice to Landlord on or before the date that is three (3) months prior to the expiration date of the initial term of the Lease. If Tenant exercises the Option. each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the expiration date of the initial term provided that the rent to be paid shall be the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlords other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the expiration date of the initial term. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term taking into account the age of the Building, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental and other monetary payments, and any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable to the Premises in the locality of the Building and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Term in determining the rental such party would be willing to pay therefor. The Lease Guarantee will no longer be required for the Option Term.

If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the expiration date of the initial term. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall within thirty (30) days after the date of Landlords notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (x) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the expiration date of the initial term in the manner provided herein, or (y) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 39(a) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreements as provided in paragraph 39(a) below and such procedures shall not have bene concluded prior to the commencement date of the Option Term, Tenant shall pay rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord In the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to in paragraph 39(a) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 39(a) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 39(a) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 39(a) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

                  39(a) RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET
RENTAL: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

                           (i) Within thirty (30) days after Tenant's response
to Landlords notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

                           (ii) If within the thirty (30) day period referred to
in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

                           (iii) If only one appraisal is submitted within the
requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

                           (iv) All appraisers specified pursuant to this
paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising commercial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other incurred in resolving the dispute pursuant to this paragraph.

         40. OPTION AND RIGHT OF FIRST OFFERING TO LEASE:

                  40(a). OPTION TO LEASE: Subject to the rights of any existing tenants, Landlord hereby grants Tenant an option to lease the space comprising the balance of the Building of 58,601 square feet ("Expansion Space") upon the expiration of the existing lease on the Expansion Space. Tenant shall have the option, which may be exercised by written notice to Landlord at any time within forty-five (45) days after Tenant's receipt of Landlord's notice, to agree to lese the Expansion Space at Fair Market Rental determined pursuant to paragraph
39. The lease term for the Expansion Space shall be coterminous with the expiration of this Lease and shall provide for a five year option to extend at Fair Market Rental. Notwithstanding the foregoing, in the event Tenant fails to exercise this option within said forty-five (45) days, Landlord shall have one hundred eighty (180) days thereafter to lese the Expansion Space at Fair Market Rental. In the event Landlord fails to lease the Expansion Space within said one hundred eighty (180) day period, Landlord shall be required to resubmit such offer to Tenant in accordance with this paragraph 40(a).

                  40(b) RIGHT OF FIRST OFFERING TO LEASE: Subject to the rights of any existing tenants and if Tenant does not exercise its option provided in paragraph 40(a) above, Landlord hereby grants Tenant a right of first offering to lease the Expansion Space at such time as the Expansion Space again becomes available for lease. Prior to Landlord offering to lease the Expansion Space to a third party, Landlord shall first give Tenant prior written notice of such desire and the terms and other information under which Landlord intends to lease the Expansion Space. Tenant shall have the option, which may be exercised by written notice to Landlord at any time within ten (10) business days after Tenant's receipt of Landlord's notice, to agree to lese the Expansion Space at the rent and terms of lease specified in the notice. In the event Tenant agrees to lease the Expansion Space, Landlord shall lease the Expansion Space to Tenant in accordance with the notice. In the event Tenant fails to exercise Tenant's option within said ten (10) days, Landlord shall have ninety (90) days thereafter to lease the Expansion space at the same or higher rent and upon the same terms of lease as specified in the notice to Tenant. In the event Landlord fails to lease the Expansion Space to a third party within said ninety (90) day period or in the event Landlord proposes to lease the Expansion Space to a third party at a lower rent or on more favorable terms than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this paragraph 40(b).

         41. OPTIONS: All Options provided Tenant in this Lease are personal and granted to original Tenant and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlords sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised. Any purchaser of Tenant's assets, or successor to Tenant by way of merger or other corporate reorganization shall not be considered a third party if said successor's credit worthiness and the ability of its management is, in Landlord's reasonable opinion, equivalent to those of the original Tenant.

         42. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

         43. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Grubb & Ellis and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Landlord.

         44. LANDLORD'S LIABILITY: If tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners shall be liable personally for any deficiency. General partners of Landlord shall be liable personally for any deficiency if their own intentional acts or omissions are responsible for the claim upon which the judgment was obtained.

         45.      AUTHORITY OF PARTIES:

                  45(a) CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

                  45(b) LIMITED PARTNERSHIPS: If the Landlord herein is a limited partnership, it is understood and agreed that any claim by Tenant on Landlord shall be limited to the assets of the limited partnership. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

         46. TRANSPORTATION DEMAND MANAGEMENT REQUIREMENTS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of IDM imposed facilities required on the Premises, including but not limited w employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs and any ongoing costs or expenses associated with a TDM program such as an on-site TDM coordinator, which are required for premises and not provided by Tenant shall be provided by Landlord with such costs being included as Additional Rent and reimbursed to Landlord by Tenant.

         47. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction. the remainder of the term shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

This Lease shall be governed by and construed in accordance with California law.

Tenant shall not permit or condone any nuisance or distance of any kind on the Premises which annoys or disturbs Landlord, or other occupants of the Building.

All sums due hereunder, including rent and additional rent, if not paid when due, shall bear interest at a reasonable rate under California law accruing from the date due until the date paid to Landlord.

Time is of the essence hereunder.

The headings or titles to the paragraphs of this Lease am not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof nor shall any phrases in capital letters have any increased emphasis. This instrument contains all of the ingredients and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may with ten (10) business days notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) business days following Landlord's written notice for such payment. Any delinquent sum shall bear interest at a reasonable lawful contract rate to be charged under California law.

All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth, Tenant relied on no statement of Landlord or its agents for that purpose.

         48. ARBITRATION: It is the express intention of the parties that any claim or controversy of any land arising out of or relating in any way to this Agreement shall be resolved only by submission to binding arbitration in accordance with the then prevailing American Arbitration rules with the following modifications:

                  (a) The Parties will attempt to agree upon one arbitrator: in the event that they cannot so agree, them shall be three (3) arbitrators, one appointed in writing by each of the parties within five (5) days after either party gives notice to the other of failure to agree on a single arbitrator, and a third arbitrator shall be chosen within ten (10) days by the two (2) arbitrators appointed by the parties. Should either party refuse or neglect to name the arbitrator to be appointed by it within said five (5) days, such party shall be conclusively presumed to have waived its right to appoint such arbitrator, the arbitrator named by the other party may appoint the third arbitrator, and such two arbitrators may proceed with determination of the dispute. Should the two (2) arbitrators to be appointed by the parties fail to choose a third arbitrator within said ten (10) days, the Arbitration Association shall name the third arbitrator on the request of either party.

                  (b) Arbitration shall take place in the County of Santa Clara, California.

                  (c) Notwithstanding any provision to the contrary in the applicable law or in the rules of the American Arbitration Association, the arbitrators shall have authority to award injunctive relief, specific performance, and damages for lost profits, as well as punitive and consequential damages of any nature, in addition to awarding actual damages, the cost of the arbitration and reasonable attorney's fees.

                  (d) Pursuant to California Code of Civil Procedure l283.1(b), the Parties agree that the provisions of 1283.05 are hereby incorporated into, made a part of and are applicable to this Agreement to arbitrate solely for the purpose of obtaining the production of documents.

                  (e) To the extent not covered by the arbitrator's award, the cost of the arbitration shall be shared equally by the parties.

                  (f) Any award rendered by the arbitrator may be entered for enforcement, if necessary, in any court of competent jurisdiction, the party against whom enforcement is sought bearing the costs and expenses, including

         IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

         LANDLORD:                                    TENANT:

         SOBRATO INTEREST                             INTEGRATED INFORMATION
         a California Limited Partnership              TECHNOLOGY, INC.
                                                      a California Corporation

         BY:  __________________________              BY: ______________________
         ITS:   Managing General Partner              ITS:   President

                      LANDLORD'S CONSENT TO ALTERATIONS AND
                                  IMPROVEMENTS


                  Premises:  2445 Mission College Boulevard, Santa Clara, CA
                  Landlord:  Sobrato Interests
                  Tenant:  8 x 8
                  Lease Agreement Dated:  July 3, 1990


         Pursuant to Paragraph 4 of the Lease Agreement between the Parties, by signature below, Landlord consents to the construction by Tenant of the alterations and improvements proposed in accordance with the following description:

         Install a Fiber Optic cable for 8 x 8, Inc.: This will require Brooks Fiber Communications to place 45 feet of 4" conduit rising on the rear of building 2445 at the telephone/equipment room. The conduit win start from the outside at column D1 and penetrate into the telephone room. The 4" conduit will rise approximately 10 feet on the building exterior wall and terminate in a weatherproof NEMA enclosure and then enter the building.

         This consent is expressly conditioned upon Tenant's acknowledgment of and timely and faithful performance as follows:

         1. Landlord's consent to the plans and specifications is an accommodation to Tenant only, and Landlord shall have no liability or responsibility, either express or implied, for the completeness or suitability of the plans and specifications for their intended purpose.

         2. Tenant shall construct the improved alterations and improvements in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

         3. Tenant will not commence construction until it has obtained validly issued and fully paid permits for the contemplated work.

         4. Tenant will obtain Landlord's prior written consent to substantial and material changes in the nature or scope of the work.

         5. Tenant will indemnify and hold Landlord harmless from any loss, cost, damage or expense of any kind or nature resulting from the work, including, without limitation, any loss or damage as result of defective work from any cause; any damage or injury to persons or property, including any damage to the structure or adjacent improvements; claims of workmen, suppliers and/or professional consultants, including mechanics lien claims; and any cost or expense incurred by Landlord in defense of, repair of or payment of such claims, including its reasonable attorneys' fees. Upon written demand from Landlord, Tenant shall immediately pay to Landlord any such cost or expense incurred by Landlord, and such obligation shall be a claim for "additional rent" due from Tenant under the terms of the Lease Agreement.

         6. If applicable, Tenant covenants and agrees it will not interfere with the use or occupancy of the premises by other tenants, or their licensees or invitees, and will not disturb their quiet enjoyment of the premises and appurtenant amenities, including access to parking, etc.

         7. Tenant agrees to post and insure continued posting of the statutory Notice of Non responsibility of Landlord prior to commencement of any of the work.

         8. On or before the expiration of the term or sooner termination of the Lease, Tenant shall remove all of its personal property, trade fixtures and any alterations and improvements constructed hereunder from the premises unless the Landlord shall notify Tenant in writing of any exception to this obligation and all property not so removed shall be deemed abandoned by Tenant. Any damage or destruction caused by Tenant's removal of such items shall be repaired and paid for at Tenant's sole cost and expenses.

         9. Tenant agrees to provide Lessor with half size (15" X 21") vellums of the as-built floor, electrical and mechanical plans describing the entire Premises within 2 weeks of completion of all alterations and improvements that properly reflect all of the demised premises in its revised state.


Landlord:  Sobrato Interests



By: _________________________

Date: _______________________


Tenant:  8 x 8, Inc.



By: _________________________

Date: _______________________

               LANDLORD'S CONSENT TO ALTERATIONS AND IMPROVEMENTS

          PREMISES:        2445 Mission College Boulevard
          LANDLORD:        Sobrato Interests, a California Limited Partnership
          TENANT:          Integrated Information Technology, Inc.
          LEASE AGREEMENT DATED:  July 3, 1990


         Pursuant to Paragraph 10 of the Lease Agreement between the Parties, by signature below, Landlord consents to the construction by Tenant of a wall mounted sign at 2445 Mission College Boulevard proposed in accordance with the specifications submitted to Landlord dated February 22, 1991:

         This consent is expressly conditioned upon Tenant's acknowledgment of and timely and faithful performance as follows:

         1. Landlord's consent to the plans and specifications is an accommodation to Tenant only, and Landlord shall have no liability or responsibility, either express or implied, for the completeness or suitability of the plans and specifications for their intended purpose.

         2. Tenant shall construct the improved alterations and improvements in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

         3. Tenant will not commence construction until it has obtained validly issued and fully paid permits for the contemplated work.

         4. Tenant will obtain Landlord's prior written consent to substantial and material changes in the nature or scope of the work.

         5. Tenant will indemnify and hold Landlord harmless from any loss, cost, damage or expense of any kind or nature resulting from the work, including, without limitation, any loss or damage as result of defective work from any cause; any damage or injury to persons or property, including any damage to the structure or adjacent improvements; claim of workmen, suppliers and/or professional consultants, including mechanics lien claims; and any cost or expense incurred by Landlord in defense of, repair of or payment of such claims, including its reasonable attorneys' fees. Upon written demand from Landlord, Tenant shall immediately pay to Landlord any such cost or expense incurred by Landlord, and such obligation shall be a claim for "additional rent" due from Tenant under the terms of the Lease Agreement.

         6. If applicable, Tenant covenants and agrees it will not interfere with the use or occupancy of the premises by other tenants, or their licensees or invitees, and will not disturb their quiet enjoyment of the premises and appurtenant amenities, including access to parking, etc.

         7. Tenant agrees to post and insure continued posting of the statutory Notice of Nonresponsibility of Landlord prior to commencement of any of the work.

         8. On or before the expiration of the term or sooner termination of the Lease, Tenant shall remove all of its personal property, trade fixtures and any alterations and improvements consumed hereunder from the premises unless the Landlord shall notify Tenant in writing of any exception to this obligation and all property not so removed shall be deemed abandoned by Tenant. Any damage or destruction caused by Tenants removal of such items shall be repaired and paid for at Tenant's sole cost and expenses.

LANDLORD:
Sobrato Interests,
a California Limited Partnership



By: _________________________

Date: _______________________


TENANT:
Integrated Information Technology, Inc.



By: _________________________

Date: _______________________

                            FIRST AMENDMENT TO LEASE


         This Amendment is made this 31st day of March 1991 by and between SOBRATO INTERESTS, a California Limited Partnership having an address at 10600
N. DeAnza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and INTEGRATED INFORMATION TECHNOLOGY, INC., a California corporation ("Tenant").

                                   WITNESSETH

         WHEREAS Landlord and Tenant entered into a lease ("Lease") dated July 3, 1990 for the premises ("Premises") located at 2441 Mission College Boulevard, Santa Clara, California; and

         WHEREAS effective ]December 15, 1990, Landlord and Tenant wish to modify the Lease to document the Commencement Date; and

         WHEREAS Landlord and Tenant wish to modify the address of the Premises to 2445 Mission College Boulevard, Santa Clara, California; and

         WHEREAS Landlord and Tenant wish to modify the square footage, adjust Tenant's Allocable Share of the Common Area Costs and adjust the rent schedule of the Premises to reflect the elimination of 63 square feet by the toilet room constructed for Stanford Telecommunications' cafeteria.

         NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective December 15, 1990 as follows:

         1. The Lease Commencement Date shall be December 15, 1990 and the Lease shall expire on December 14, 1997.

         2. The address of the Premises shall be changed to 2445 Mission College Boulevard and the square footage of the Premises shall be reduced to 42,387 square feet.

         3. The revised rent schedule, total shall be $3,346,877.52, paid in monthly installments as follows:

         12/15/90-12/14/91    $16,954.80    $203,457.60    $0.40/sq.ft.
         12/15/91-12/14/92    $35,181.21    $422,174.52    $0.83/sq.ft.
         12/15/92-12/14193    $40,267.65    $483,211.80    $0.95/sq.ft.
         12/15/93-12/14/94    $42,810.87    $513,730.44    $1.01/sq.ft.
         12/15/94-12/14/95    $45,354.09    $544,249.08    $1.07/sq.ft.
         12/15/95-12/14/96    $47,897.31    $574,767.72    $1.13/sq.ft.
         12/15/96-12/14/97    $50,440.53    $605,286.36    $1.19/sq.ft.

         4. Tenant's Allocable Share of Building Costs shall be changed to 42.27%, Share of Project Costs to 10.11%, and for all tax-related expenses, to 17.89%.

         5. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.


         IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                               TENANT
Sobrato Interests                      Integrated Information Technology, Inc.,
a California limited partnership       a California corporation


By: ______________________________     By: _______________________________
Its:  General Partner                  Its:  Vice President

                            SECOND AMENDMENT TO LEASE


         This second amendment to lease ("Amendment") is made this 22nd day of March, 1994 by and between Sobrato Interests, a California Limited Partnership having an address at 10600 N. DeAnza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Integrated Information Technology, Inc., a California Corporation having its principal place of business at 2445 Mission
College Boulevard, Santa Clara, California ("Tenant").

                                   WITNESSETH

         WHEREAS Landlord and Tenant entered into a lease dated July 3, 1990 and a First Amendment to Lease dated March 31, 1991 (collectively the "Lease") for the premises ("Premises") located on the first floor of 2441-45 Mission College Boulevard, Santa Clara, California; and

         WHEREAS effective July 6, 1993, Landlord and Tenant wish to modify the Lease to reflect the Tenant's lease of certain space within the Building totaling an additional 13,568 rentable square feet on the first and second floors ("Expansion Space") and the first floor cafeteria area ("Cafeteria") of 2,933 square feet as more particularly outlined in red on Exhibit "A-1 & A-2" attached hereto.

         NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

         1. Beginning on August 8, 1993 and continuing through the expiration of the Lease on December 14, 1997 the Premises shall be increased to include the Cafeteria resulting in a total square footage leased by tenant of 45,320 square feet and the monthly rent due from Tenant shall increase at that time by $3,000.00 to $43,267.65.

         2. Beginning on April 1, 1994 or sixty (60) days following the termination of the existing lease with Xerox for the Expansion Space, whichever is later, and continuing through the expiration of the Lease on December 14, 1997 the Premises shall be increased to include Expansion Space resulting in a total square footage leased by Tenant of 58,888 square feet and the monthly rent shall increase by $11,125.76 at that time to $56,936.63.

         3. The rent schedule specified in the First Amendment to Lease shall be modified as follows:

                  04/01/94-12/14/94         $56,936.63 per month
                  12/15/94-12/14/95         $59,479.85 per month
                  12/15/95-12/14/96         $62,023.07 per month
                  12/15/96-12/14/97         $64,566.29 per month

         4. Within five (5) days of the date of this Amendment Tenant shall deposit $15,766.50 as an additional security deposit to provide a total security deposit of $51,000.00.

         5. Tenant's Allocable Share of Building Costs for costs allocable to the entire Building shall be equal to 58.73%, Share of Building Costs for costs allocable to the second floor only shall be equal to 24.56%, Share of Project Costs shall be equal to 14.04% and Share of tax related costs (shared with 2451 Mission) shall be equal to 24.85%. Tenant shall not be responsible for its pro-rata share of utilities until Tenant occupies any portion of the Expansion Space.

         6. No tenant improvement allowance shall be provided by Landlord for the Cafeteria or the Expansion Space.

         7. Tenant agrees to allow access to the Cafeteria to SynOptics Communication and Xerox ("SynOptics") on the same basis as it is provided to Tenant's employees through December 31, 1993. In the event, SynOptics or Xerox utilizes the Cafeteria, the rent paid by Tenant for the Cafeteria during such period of shared use shall be reduced to an amount equal to $3,000 times a fraction, the numerator of which is the headcount of Tenant, the denominator of which is the headcount of Tenant plus the headcount of SynOptics and Xerox within the Project.

         8. Article 7 (Construction) and Article 40 (Option and Right of First Offering) are deleted.

         9. Landlord shall install, at its expense, one door in the northwest corner of the Expansion Space and shall reconfigure the first floor loading area as shown on Exhibit "A-1 & A-2".

         10. Tenant shall have the right to utilize the freight elevator within the SynOptics' or Xerox space one or two times monthly with prior written notice to, and accompaniment by, SynOptics or Xerox. In addition Tenant shall have the right to utilize the passenger elevator at the Xerox lobby as necessary to accommodate handicapped persons pursuant to ADA and other applicable regulations.

         11. This Amendment shall replace that certain Second Amendment to Lease executed by the parties dated September 23,1993.

         12. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

         13. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

         IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.


LANDLORD                               TENANT
Sobrato Interests,                     Integrated Information Technology, Inc.,
a California Limited Partnership       a California Corporation



By: ______________________________     By: _____________________________________
Its:  General Partner                  Its: Chief Operating Officer

                       BUILDING FOOTAGE ANALYSIS (SQ. FT.)




                                                                  XEROX
                                              ITT                SYNOPTICS          COMMON
                                             ------              ---------          ------

FIRST FLOOR                                  45,115                1,053               192
                                                795                1,018
                                             ------                -----             -----
                TOTALS                       45,910   +            2,071               192   =      48,173
PRORATED                                        182                    8                 0
TOTAL                                        46,094                2,079                 0   =      48,173

SECOND FLOOR                                 11,716               36,578             3,615   =      52,099
                                                190
                                             ------               ------             -----
                TOTALS                       11,906   +           36,578   +         3,615   =      52,099
PRORATED                                        888                2,727                 0
TOTAL                                        12,794   +           39,305                 0   =      52,099
                                             -------------------------------------------------------------
                TOTALS                       58,888   +           41,384   +             0   =     100,272

                      [XEROX/SYNOPTICS SQUARE FOOTAGE MAP]

                      [XEROX/SYNOPTICS SQUARE FOOTAGE MAP]

                            THIRD AMENDMENT TO LEASE


         This third amendment to lease ("Amendment") is made this 18th day of December, 1995 by and between Sobrato Interests, a California Limited partnership having an address at 10600 N. DeAnza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Integrated Information Technology, Inc., a California corporation having its principal place of business at 2445 Mission College Boulevard, Santa Clara, California ("Tenant").

                                   WITNESSETH

         WHEREAS Landlord and Tenant entered into a lease dated July 3, 1990 a First Amendment to Lease dated March 31, 1991 and a Second Amendment to Lease dated March 22, 1994 (collectively the "Lease") for the premises ("Premises") located on the first and second floors of 2441-2445 Mission College Boulevard, Santa Clara, California; and

         WHEREAS effective October 25, 1995, Landlord and Tenant wish to clarify the language in the Lease regarding the payment of common area expenses for the second floor space leased to Tenant ("Expansion Space");

         NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

         1. Beginning on May 14, 1994, the date the Expansion Space was added to the Premises, Tenant agrees to reimburse Landlord for common area operating expenses related to Tenants occupancy of the Expansion Space, on a monthly basis as provided herein. Tenants allocable share of such costs shall be twenty-four percent (24%). The foregoing electric allocable shares shall be subject to further adjustment in the event (i) the meter configuration is modified so the meters no longer service just the second floor or (ii) if either tenant on the second floor disproportionately utilizes the utility services.

         2. The parties estimate that Tenants allocable share of costs for common area operating expenses associated with the Expansion Space for 1994 and 1995 will be equal to the following:

         Electric, Water - $12,000 x 24%                             $2,880.00
         HVAC Monthly Maint. (11,906 sf x $.007 psf)                    $83.00
         Janitorial Common Area                                         $72.00
         HVAC Common Area (3,615 sf x $.007 x 24%)                       $6.00
                                                                  ------------
                                   Total                             $3,041.00

In addition, 24% of all costs and expenses for repairs to the Common Areas and building systems (which are not included in the above costs and cannot be determined at this time) shall be paid by Tenant to Landlord promptly when due.

         Within thirty (30) days following the end of each calendar year, Landlord shall provide Tenant an accounting reconciling the amount paid by Tenant against the amount owed by Tenant based on the actual costs for the year. Any amount due from one party to the other shall be paid within ten (10) days of such determination.

         3. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

         4. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.


         IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                               TENANT
Sobrato Interests,                     Integrated Information Technology, Inc.,
a California Limited Partnership       a California Corporation



By: ______________________________     By: _____________________________________
Its: General Partner                   Its:  Vice President, Finance

                                I.I.T. XEROX CHGS


                                     I.I.T.



TENANT: 442TR                      2445 MISSION COLLEGE

               DATE                  XEROX CHARGES                 MARK-UP 8.5%               AMOUNT

         5/15/94-8/31/94               $10,822.63     +               $919.92    =          $11,742.55
         9/1/94-11/30/94                $9,123.00     +               $775.46    =           $9,898.46
         12/1/94-4/30/94               $15,205.00                   $1,292.43    =          $16,497.43
                                                                                            ----------
TOTALS                                 $35,150.63                   $2,987.80               $38,138.43
                                                                                            ----------

                                  EXHIBIT "A"
                                    PREMISES

                                  [FLOOR PLAN]

FEATURES

- Prestigious location adjacent to Marriott Hotel, two blocks from City of Santa Clara's Convention Center, Techmart, and Light Rail Terminus.

- Dock high loading facilities.

- Surrounded by lush landscaping and waterscape

- 296 Parking spaces [3.6/1000 SF]

- 225 Tons of HVAC, 4000 Amps at 277/480v

- All Ground Floor Space

- Use of full service cafeteria - No Rental to be Paid.

- Cafeteria to be relocated at landlord's expense to the northeast corner of the building and Exhibit to be revised accordingly

                                  EXHIBIT "B"
                                WORKING DRAWINGS